UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2012

ZALICUS INC.

(Exact name of Registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-51171	04-3514457
(Commission File No.)	(IRS Employer Identification No.)

245 First Street

Third Floor
Cambridge, MA 02142
(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (617) 301-7000

None

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 23, 2012, Zalicus Inc. (the "Company") held its previously announced Annual Meeting of Stockholders (the "Meeting"), at which a quorum was present. At the Meeting, the stockholders of the Company voted the two proposals as follows: (i) to elect Frank Haydu and William Hunter as Class I members of the board of directors, to serve until the Company's 2015 annual meeting of stockholders ("Proposal 1") and (ii) to ratify the selection of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2012 ("Proposal 2").

The Company's stockholders approved Proposal 1. The votes cast at the Annual Meeting were as follows:

On the election of Frank Haydu as a Class I director - 36,710,406 shares voted for and 3,205,699 shares withheld.

On the election of William Hunter as a Class I director - 36,749,446 shares voted for and 3,166,659 shares withheld.

The Company stockholders approved Proposal 2. The votes cast at the Annual Meeting were as follows:

78,633,419 shares voted for, 9,255,538 shares voted against and 442,659 shares abstained from voting. There were 0 broker non-votes with respect to Proposal 2.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zalicus Inc.
	By:	/s/ Jason F. Cole
Name: Jason F. Cole
Title: Executive Vice President, Corporate
Development and General Counsel
Dated: May 24, 2012